UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 30, 2005

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BLACK HILLS CORPORATION
(Exact name of registrant as specified in its charter)

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South Dakota
(State or other jurisdiction of incorporation)

001-31303 (Commission File Number) 625 Ninth Street, PO Box 1400 Rapid City, South Dakota (Address of principal executive offices)	46-0458824 (IRS Employer Identification No.) 57709-1400 (Zip Code)

605.721.1700
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On November 30, 2005, the Registrant's subsidiary, Enserco Energy Inc. ("Enserco"), amended its Amended and Restated Credit Agreement dated as of May 14, 2004, by and among Enserco, Fortis Capital Corp., as Administrative Agent, Documentation Agent and Collateral Agent, BNP Paribas, U.S. Bank National Association and Societe Generale.

The amendment extended the term of the $200 million facility to November 30, 2006. The terms and conditions of the Amended and Restated Credit Agreement dated as of May 14, 2004 and the First Amendment to the Amended and Restated Credit Agreement made as of the 30th day of September, 2004 were set forth in a current report on Form 8-K dated September 30, 2004 and the Second, Third, and Fourth Amendments were set forth in a current report on Form 8-K dated September 30, 2005, and are incorporated herein by reference.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information required by this item is included in Item 1.01.

Item 9.01    Financial Statements and Exhibits

(c)	Exhibits

10.1	Fifth Amendment to the Amended and Restated Credit Agreement made as of the 30th day of November, 2005, among Enserco
        Energy Inc., the borrower, Fortis Capital Corp., as administrative agent, documentation agent and collateral agent, BNP Paribas,
U.S. Bank National Association, Societe Generale, and UFJ Bank Limited.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK HILLS CORPORATION

By: /s/ Mark T. Thies Mark T. Thies Executive Vice President and Chief Financial Officer

Date: December 1, 2005

Exhibit Index

Exhibit No.	Description

10.1

Fifth Amendment to the Amended and Restated Credit Agreement made as of the 30th day of November, 2005, among Enserco Energy Inc., the borrower, Fortis Capital Corp., as administrative agent, documentation agent and collateral agent, BNP Paribas, U.S. Bank National Association, Societe Generale, and UFJ Bank.

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